UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

Grand Canyon Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 W. Camelback Road Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 639-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
On May 17, 2011, Grand Canyon Education, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report on the voting results of its annual meeting of stockholders held on May 17, 2011 (the “Annual Meeting”), including, among other matters, the results of the advisory vote of stockholders regarding the frequency of advisory stockholder votes on the compensation of the Company’s executives (a “Say-On-Pay Vote”). This Form 8-K/A is being filed as an amendment to the Original Report to disclose the decision of the Board of Directors (the “Board”) as to how frequently the Company will hold a Say-On-Pay Vote.
Item 5.07 Submission Of Matters To A Vote Of Security Holders
In a Say-On-Pay Vote held at the 2011 Annual Meeting, stockholders voted in favor of holding Say-On-Pay Votes annually. Accordingly, in light of this result and other factors considered by the Board, the Board has determined that the Company will hold Say-On-Pay Votes on an annual basis until the next required vote on the frequency of such Say-On-Pay Votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.
Date: August 1, 2011	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer (Principal Financial and Principal Accounting Officer)